Exhibit 10.1
SPECTRUM PHARMACEUTICALS, INC.
TERM SHEET FOR 2018 LONG-TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AWARD
Spectrum Pharmaceuticals, Inc. hereby grants to the Participant named below stock appreciation rights (the “SARs”) covering the number of shares of Common Stock specified below, at the exercise price specified below, and on the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”), and the Plan’s Standard Terms and Conditions (the “Standard Terms and Conditions”), each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). The SARs are granted pursuant to the Plan and are subject to, and qualified in its entirety by the Award Agreement. If the Award Agreement conflicts with the Plan, the Plan will control. Capitalized terms not explicitly defined herein are defined in the Plan.

Name of Participant:
Grant Date:
Number of SARs covering Shares:
Exercise Price per Share:	$
Vesting Commencement Date:	☐ Same as Grant Date ☐ Date:______________________
Vesting Schedule:
Expiration Date:	☐ The ten-year anniversary of the Grant Date

By accepting this Award Agreement, Participant acknowledges that he or she has received and read, and agrees that the SARs shall be subject to, and Participant shall comply with, the terms of the Award Agreement and the Plan.
IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer.
SPECTRUM PHARMACEUTICALS, INC.

_______________________________________
Name
Title
[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing SARs and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s intranet.
PARTICIPANT

_______________________________________
Signature
By his or her signature below, the spouse of Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

______________________________________        ______________________________________

Name of Spouse                        Signature of Spouse
OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.
PARTICIPANT

_______________________________________
Signature

SPECTRUM PHARMACEUTICALS, INC.
STANDARD TERMS AND CONDITIONS FOR
STOCK APPRECIATION RIGHTS
These Standard Terms and Conditions apply to any Stock Appreciation Rights (“SARs”) granted under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”) that are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF SARs
The Company has granted to the Participant named in the Term Sheet provided to Participant herewith SARs as set forth in the Term Sheet, at the exercise price set forth in the Term Sheet, that confer on the holder thereof a right to receive, on exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee subject to the other terms and conditions set forth in the Award Agreement and the Plan. The SARS may be settled in cash or Shares as determined by the Committee from time to time.

2.	EXERCISE OF SARs
The SARs shall continue to vest, in accordance with the Vesting Schedule set forth on the Term Sheet, so long as Participant remains in Continuous Service with the Company. Participant may exercise any vested portion of the SARs at any time prior to the Expiration Date of the SARs, except as otherwise provided in the Plan.
To exercise the SARs (or any part thereof), Participant shall provide notice to the Company specifying the number of SARs Participant wishes to purchase and how Participant’s Shares (to the extent the SARs will be settled in Shares) should be registered (in Participant’s name only or in Participant’s and Participant’s spouse’s names as community property or as joint tenants with right of survivorship).
Upon exercise of the SARs, Participant shall receive a payment in the form of a number of Shares (based upon the Fair Market Value of the Shares on the exercise date); however, the Company reserves the right to settle such SARs in cash if the Committee has decided that the SARs are to be settled in cash.
If the SARs are settled in Shares: (i) fractional Shares will not be issued, and (ii) Shares will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the exercisability of the SARs or the delivery of Shares hereunder would violate Applicable Law.

3.	EXPIRATION OF SARs
The SARs shall expire and cease to be exercisable on the Expiration Date set forth in the Term Sheet.

4.	RESTRICTIONS ON RESALES OF SAR SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of the exercise of the SARs, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders of SARs or other equity award holders, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, or (iv) restrictions under Applicable Law.

5.	INCOME TAXES
Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of exercising SARs or disposition of any Shares issued as a result of a SAR exercise. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

6.	TRANSFERABILITY OF SARs
Except as required by Applicable Law, the SARs shall not be assignable, alienable, saleable, or transferable by Participant except by will or by the laws of descent and distribution; provided, however, that Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to the SARs on the death of Participant. The SARs shall be exercisable, during Participant’s lifetime, only by Participant or, if permissible under Applicable Law, by Participant’s guardian or legal representative. The SARs may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.
Notwithstanding the foregoing, Participant may transfer some or all of his or her SARs to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such SARs; (ii) the Participant shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to Participant, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended (“Securities Act”).

7.	CHANGE IN CONTROL
On a Change in Control, any then outstanding and unvested portion of the SARs shall automatically vest in full effective as of immediately prior to the consummation of the Change in Control. If the vesting of the SARs so accelerates, the Committee, in its sole discretion, may provide, in connection with the Change in Control transaction, for the purchase, exchange, or cancellation of the SARs for an amount of cash or other property having a value equal to the difference (or “spread”) between: (i) the value of the cash or other property that Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable on exercise of the SARs had the SARs been exercised and settled in Shares immediately prior to the Change in Control, and (ii) the Exercise Price, less applicable withholding.

8.	REPRESENTATIONS AND WARRANTIES
Participant acknowledges that the Company may issue Shares upon the exercise of the SARs, if settled in Shares without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement if the Company is not then publicly traded. Accordingly, if the SARs will be settled in Shares, Participant agrees that his or her exercise of the SARs may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Participant is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Participant that the certificates evidencing any Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Participant acknowledges that, because any Shares received upon exercise of the SARs may be unregistered, Participant may be required to hold the any such Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.
Participant acknowledges that Applicable Law may require the placement of certain restrictive legends upon any Shares issued upon exercise of the SARs, and Participant hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company may deem necessary or advisable.
Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes or interest or other consequence, that may arise pursuant to the SARs (including taxes arising under Code Section 409A of the Code), and neither the Company nor the Committee nor anyone other than Participant, or his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold Participant harmless from any or all of such taxes.

9.	THE PLAN AND OTHER AGREEMENTS
In addition to the Award Agreement, the SARs shall be subject to the terms of the Plan, which are incorporated into the Award Agreement by this reference. A copy of the Plan, and the accompanying prospectus, is available at the Company’s intranet site.
The Award Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the SARs. Any prior agreements, commitments, or negotiations concerning the SARs are superseded.

10.	LIMITATION OF INTEREST IN SHARES SUBJECT TO SARS
Neither Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Award Agreement except as to such Shares, if any, as shall have been issued to such person upon exercise of the SARs.

11.	NO EMPLOYMENT RIGHT
Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

12.	GENERAL
In the event that any provision of the Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
Section headings are inserted solely for convenience of reference, and shall not constitute a part of the Award Agreement, nor shall they affect its meaning, construction, or effect.

Except as otherwise provided in the Award Agreement or in the Plan, every covenant, term, and provision of the Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
The Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that Participant must consent in writing to any modification that would impair his or her rights under the Award Agreement provided that no such consent shall be required with respect to any modification if the Committee determines in its sole discretion that such modification either (i) is required or advisable in order for the Company, the Plan or the SARs to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such SARs.

13.	“MARKET STAND-OFF” CONDITIONS
Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company during such period of time.

14.	INTERPRETATION
This SAR is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation, and application of the Plan and the Award Agreement as are consistent therewith, and to interpret or revoke any such rules. Any action, decision, interpretation, or determination by the Committee shall be final, binding, and conclusive on the Company and Participant. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the Award Agreement, or the SARs.

15.	NOTICES
Any notice, demand or request required or permitted to be given under the Award Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Legal Department, and if to Participant, at his or her most recent address as shown in the employment or stock records of the Company.

16.	GOVERNING LAW
The validity, construction, interpretation, and effect of these SARs shall be governed by and determined in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws.

17.	COUNTERSIGNATURE
The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.